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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                                            ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
  January 16, 1997